UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2023

ROSS ACQUISITION CORP II
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40201	95-1578557
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Pelican Lane Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 655-2615

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	ROSS.U	New York Stock Exchange
Class A ordinary shares, $0.0001 par value per share	ROSS	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A ordinary share at an exercise price of $11.50 per share	ROSS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, on January 17, 2023, Ross Acquisition Corp II (“RAC”) entered into a Business Combination Agreement (the “Business Combination Agreement”) with APRINOIA Therapeutics Inc. (“APRINOIA”), APRINOIA Therapeutics Holdings Limited (“PubCo”), APRINOIA Therapeutics Merger Sub 1, Inc (“Merger Sub 1”), APRINOIA Therapeutics Merger Sub 2, Inc.(“Merger Sub 2”) and APRINOIA Therapeutics Merger Sub 3, Inc. (“Merger Sub 3”, and, together with Merger Sub 1 and Merger Sub 2, the “Merger Subs”). The terms of the Business Combination Agreement were more fully described in SPAC’s Current Report on Form 8-K filed with Securities and Exchange Commission on January 18, 2023.

The Business Combination Agreement had contemplated that RAC, APRINOIA, PubCo and the Merger Subs would engage in a series of transactions pursuant to which, among other transactions, RAC would merge with and into Merger Sub 1, with Merger Sub 1 continuing as the surviving entity and a direct wholly-owned subsidiary of PubCo and APRINOIA and Merger Sub 2 would merge with and into Merger Sub 3, with Merger Sub 3 continuing as the surviving entity and a direct wholly-owned subsidiary of Merger Sub 1 and an indirect wholly-owned subsidiary of PubCo.

Effective as of August 21, 2023 and in accordance with Section 11.01(a) of the Business Combination Agreement, RAC, APRINOIA, PubCo and the Merger Subs mutually agreed to terminate the Business Combination Agreement and, consequently, the other Transaction Documents (as defined in the Business Combination Agreement) pursuant to the terms of a termination agreement entered into by and between each of the parties to the Business Combination Agreement (the “Termination Agreement”). Further, under the Termination Agreement, each of RAC, Merger Sub 2 and Merger Sub 3 released APRINOIA, PubCo and Merger Sub 1, and each of their representatives, affiliates, agents and assigns, and each of APRINOIA, PubCo and Merger Sub 1 released RAC, Merger Sub 2 and Merger Sub 3, and each of their representatives, affiliates, agents and assigns, for any claims, causes of action, liabilities or damages, except for certain provisions that survive the termination pursuant to the terms of the Business Combination Agreement, or for breaches of the Termination Agreement.

The foregoing description of the Termination Agreement is not complete and is qualified by reference to the full text of such agreement which is attached as Exhibit 10.1 hereto and incorporated by reference into this Item 1.02 in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
10.1	Termination Agreement dated August 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSS ACQUISITION CORP II

Dated: August 21, 2023	By:	/s/ Wilbur L. Ross, Jr.
	Name:	Wilbur L. Ross, Jr.
	Title:	President and Chief Executive Officer